Exhibit 10.21

FIFTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of August 21, 2006, is entered into by and between KBS CLAYTON PLAZA, LLC, a Delaware limited liability company (“Buyer”), and THF PLAZA OFFICE, L.L.C., a Missouri limited liability company (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Buyer”) are parties to that certain Purchase and Sale Agreement, dated May 2, 2006, as amended by that certain First Amendment to Purchase and Sale Agreement, dated June 14, 2006, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated July 6, 2006, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated July 20, 2006, and as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated July 31, 2006 (as amended, the “Purchase Agreement”). Original Buyer assigned its interest in the Purchase Agreement to Buyer pursuant to that certain Assignment and Assumption Agreement dated August 11, 2006. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Extension of Due Diligence Period. The Due Diligence Period shall be, and hereby is, extended to and shall expire on August 28, 2006 at 5:00 p.m. Central Time.

2. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

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IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written.

BUYER: KBS CLAYTON PLAZA, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION I, LLC, a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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SELLER:

THF PLAZA OFFICE, L.L.C.,
a Missouri limited liability company

By:	THF Carondelet Development, L.L.C., its sole member

	By:	THF Carondelet Investors, L.L.C., its Manager

		By:	/s/ Authorized Signatory

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